EXHIBIT 99.2

Smart Energy Solutions, Inc.
210 West Parkway
Suite No. 7
Pompton Plains, NJ 07044

August 14, 2007

Carter Group, Inc.
5108 Fairway Oaks Drive
Windermere, FL 34786
Attn: Mr. Butch Carter, Chief Executive Officer

Re:   Letter of Intent for the Purchase by Smart Energy Solutions, Inc. of
 49% of the Shares of Outstanding Capital Stock of 2112376 Ontario Limited

Dear Mr. Carter:

This letter (this “Letter of Intent”) sets forth our mutual intentions and understanding regarding the possible purchase by Smart Energy Solutions, Inc., a Nevada corporation, or its designated affiliate (the “Buyer”), from Carter Group, Inc., a Florida corporation (“Seller”), of shares of common stock of 2112376 Ontario Limited (the “Company”) in an amount which will represent forty-nine percent (49%) of the outstanding shares of common stock of the Company. This Letter of Intent is not a complete statement of all terms and conditions that will be set forth in Definitive Agreement (as defined in Section 1 hereof), but it is a statement of our mutual intention to complete the transaction subject to the terms and conditions hereof.

1.    Outline of Terms of Definitive Agreement. The following items outline the terms and conditions to be contained in a mutually acceptable definitive agreement (the “Definitive Agreement”) between Buyer and Seller:

1.1   Purchase and Sale. At the consummation of the transactions contemplated herein (the “Closing”), Seller would transfer to Buyer shares of common stock of the Company in an amount which will represent forty-nine and 9/10 percent (49.9%) of the outstanding shares of common stock of the Company (the “Seller’s Shares”), free and clear of all liens, claims or other encumbrances.

1.2   Right of First Refusal. At the Closing, Seller will grant to Buyer (i) a right of first refusal with respect to any interest in the remaining 50.1% of the outstanding shares of common stock of the Company, and (ii) a right of first refusal with respect to any interest in any other rights and assets of Seller, including without limitation the intellectual rights and property, including without limitation, all registered and unregistered trademarks, service marks and applications, patents, patent applications, inventions and discoveries that may be patentable, registered and unregistered copyrights, and all know-how, trade secrets, and proprietary information relating to the business of Seller. Notwithstanding the exercise of the foregoing rights of first refusal by Buyer, Seller will remain in control of a majority of the Board of Directors of the Company following the Closing.

1.3   Consideration.

(a)  The purchase price (the “Purchase Price”) to be paid by Buyer in consideration for the transaction contemplated herein will be equal to the fair market value of Seller’s Shares. Promptly after the date hereof, Buyer and Seller would arrange for the fair market value of Seller’s Shares to be appraised by an independent appraiser jointly agreed upon by Buyer and Seller, with the appraisal to be addressed to both parties. The expenses incurred shall be paid in accordance with Section 3.1 hereof.

(b)  The Purchase Price would be payable as follows: At the Closing (as defined below), Buyer would issue to Seller restricted shares of Buyer’s common stock (the “Consideration Shares”) in an amount whose value is equal to the Purchase Price. The number of Consideration Shares that Seller will receive will be determined by dividing the Purchase Price by the Market Price (as defined below). "Market Price" means the average of the Trading Prices (as defined below) for a share of common stock of Buyer during the twenty (20) Trading Day (as defined below) period ending one Trading Day prior to the date of the Definitive Agreement. “Trading Price” means the closing ask trading price on the Over-the-Counter Bulletin Board (the "OTCBB") as reported by a reliable reporting service. "Trading Day" means any day on which Buyer’s common stock is traded on the OTCBB.

1.4   Warrants. Buyer currently has outstanding two tranches of warrants entitling the holders of such warrants to, in the aggregate, acquire (i) five million (5,000,000) shares of common stock of Buyer at forty-five cents ($0.45) per share, and (ii) thirteen million (13,000,000) shares of common stock of Buyer at seventy-five cents ($0.75) per share (collectively, the “Warrants”).

1.5    Closing. The Closing will be subject to the execution of the Definitive Agreement. The Closing will be conditional upon the conditions set forth in such Definitive Agreement, including without limitation, approval of the transaction and definitive agreements by the Board of Directors of Buyer, completion of due diligence to the satisfaction of Buyer and Seller, receipt of any required approvals of governmental authorities, receipt of necessary consents and approvals of third parties, signed waivers of such agreements when both parties agree to proceed without consent and other customary conditions.

1.6   Other Terms and Conditions. The Definitive Agreement will include customary terms and conditions, including, without limitation, representations and warranties, indemnities, pre-closing covenants, post-closing covenants, and other such matters, as may be agreed to between the parties. Seller would also ensure that the Delphi Automotive Systems, LLC contract continues to enjoy the benefits of minority business enterprise credit it currently enjoys.

2.    Covenants Relating to the Negotiation of the Definitive Agreement.

2.1   Good Faith Negotiation. The parties shall proceed in good faith in the negotiation of a Definitive Agreement.

2.2   Access and Investigation. Commencing on the date this Letter of Intent is fully executed and continuing until September 30, 2007 (the “Exclusivity Period”), Seller and Buyer shall (a) afford the other and their representatives full and free access, during regular business hours, to the business and the employees, officers, directors and agents, properties, contracts, governmental authorizations, books and records and other documents and data of the other or their respective subsidiaries, such rights of access to be exercised in a manner that does not unreasonably interfere with such party’s operations; (b) furnish each other with copies of all such contracts, governmental authorizations, books and records and other existing documents and data as may be reasonably requested; (c) furnish each other with such additional financial, operating and other relevant data and information as may be reasonably requested; and (d) otherwise cooperate and assist, to the extent reasonably requested by such party, with such party’s investigation of the properties, assets, and financial condition of the other party.

2.3   No Negotiation. During the Exclusivity Period, Seller shall not directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any person (other than Buyer) relating to any business combination transaction involving Seller or Company, including but not limited to the sale of stock, the merger or consolidation of Seller or Company, or the sale of business or assets of Seller or Company (other than in the ordinary course of business), or the sale of the Assets. Seller shall notify Buyer of any such inquiry or proposal within twenty-four (24) hours of receipt or awareness of the same by Seller.

2.4   Conduct of Business. During the Exclusivity Period, Seller shall use its best efforts to cause the business of Seller and Company to be conducted in the ordinary course and to preserve the business organization thereof and the goodwill of its customers, suppliers, employees and others having relations with it.

3.    General Provisions.

3.1   Expenses. Each of the parties shall bear its own expenses incurred in connection with this Letter of Intent and the transactions contemplated herein, except that all expenses incurred in connection with the appraisal of the Purchased IP Assets and Seller’s Shares to be conducted pursuant to Section 1.3(a) hereof shall be shared equally between Buyer and Seller.

3.2   Counterparts. This Letter of Intent may be executed in counterparts, all of which shall together constitute one and the same instrument. All documents and signatures required hereunder may be delivered or exchanged by facsimile and facsimile signatures shall be effective as originals thereof.

3.3    Governing Law; Jurisdiction. This Letter of Intent shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the conflicts of law provisions thereof.

3.4    Intent of Parties. Section 1 hereof is only a summary of the major points concerning the transactions contemplated hereunder and is not intended to and shall not constitute a binding legal obligation or any obligation to execute a Definitive Agreement or consummate such transactions, which shall arise only when, as and if a mutually satisfactory Definitive Agreement is executed and delivered. Each of sections 2 and 3 hereof is a binding legal obligation and shall be legally enforceable upon the parties from and after the date this Letter of Intent is fully executed. The parties further agree that Buyer shall be free for any reason to withdraw from its due diligence review, without any obligation or liability to Seller, and Seller shall be free for any reason to terminate the diligence review and discussions without liability to Buyer, in which event upon prior written notice from Buyer or Seller of such determination to withdraw or terminate, the Exclusivity Period will terminate.

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If the foregoing accurately reflects your understanding, please execute this Letter of Intent where indicated below by August 14, 2007. The Confidentiality Agreement enclosed herein, signed on March 15, 2007 is still force and applicable to this agreement.

Very truly yours,

SMART ENERGY SOLUTIONS, INC.

By: /s/ Pete Mateja
Name: Pete Mateja
Title: Chief Executive Officer

ACCEPTED AND AGREED TO THIS
14th DAY OF AUGUST, 2007:

CARTER GROUP, INC.

By:	/s/ Butch Carter
Name:	Butch Carter
Title:	Chief Executive Officer